UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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Beam Inc.

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The following email (with attachments) was sent from Matthew Shattock, Chief Executive Officer and President of Beam Inc. (“Beam”), to Beam employees on January 13, 2014:

Dear Beam Team –

We have just announced a very exciting development in Beam’s growth journey: Subject to the approval of our shareholders, we have agreed to enter into a transaction with Suntory that will create the #3 global premium spirits company. Beam’s management will remain in place and continue to lead our business.

Specifically, our Board of Directors has approved an agreement for Suntory to acquire Beam Inc. for an enterprise value of approximately $16 billion, or $83.50 per share. This transaction, which resulted from an unsolicited approach by Suntory, will create substantial value for our shareholders: As a result of our successful Vision Into Action strategy, our total shareholder return will have more than doubled since we became a standalone spirits company just 27 months ago. The transaction is subject to customary closing conditions, and we anticipate the transaction will be complete in the second quarter of this year.

The news release we just issued is attached, along with a letter to you from the chairman of Suntory, Mr. Nobutada Gary Saji, and a Suntory fact sheet.

The benefits of this transaction are numerous:

•	Strengthened position in the global spirits space and a whiskey powerhouse

•	Joining with Suntory will create an even stronger player in the premium global spirits space with greater scale and global reach and total combined spirits sales in excess of $4.3 billion.

•	Suntory is the leading beverage alcohol company in Japan, where they already distribute our brands. Their route-to-market strength there has helped drive explosive growth for Jim Beam.

•	As part of the larger Suntory group (approximately $18 billion in annual sales), which also includes non-alcoholic beverages, food service and other businesses, we will be part of a company with substantial expertise and financial resources.

•	With Suntory’s strength in Japanese whiskey (Yamazaki, Hakushu, Hibiki, Kakubin), Scotch (Bowmore, 25% stake in The Macallan), liqueurs (Midori), and RTDs, our brands are an excellent fit with theirs and establish a global leader in premium whiskey.

•	Continuity and greater certainty

•	We have long felt there would be further industry consolidation … and that Beam would play a role in the future of this dynamic industry. By joining forces with Suntory, our strategy does not change. The ELT will continue to lead our business and we’ll remain based in Chicago, Madrid and Sydney. It’s business as usual.

•	We will be part of a private company … and will be able to focus even more sharply on long-term growth.

•	Our portfolios and organizations are complementary, and Suntory has a decentralized model with respect to operations and management. As indicated in Mr. Saji’s message, Suntory has tremendous respect and admiration for the people of Beam and what we’ve built. Suntory wants to create opportunities for the people of Beam and grow the scale of our existing platform, not reduce it.

•	Strong cultural fit

•	As distribution partners in Japan, we already know each other.

•	Like Beam, Suntory – which was founded in 1899 – has a proud heritage, an entrepreneurial culture, and a strong commitment to innovation.

•	Like Beam, Suntory produces exceptional whiskies that garner some of the highest awards in the industry.

•	Substantial value for our shareholders

•	With this transaction, Beam’s total shareholder return has increased 106% since becoming a pure-play spirits company in October 2011.

•	The very attractive multiple implied by this transaction relative to other spirits deals further underscores the value of our brands, the effectiveness of our strategy, and the passion of our people. You have helped build Beam into a $16 billion business.

•	Note that as part of a private company, Beam shares will no longer trade on the stock market. Assuming completion of the transaction, shareholders, including Beam employees who own stock, will be entitled to receive $83.50 for each share of stock they own at that time.

This is the next chapter in our growth journey … a beginning, not an end. With this transaction, we are building an even bigger business with an even better portfolio and a very exciting future.

While it’s premature to discuss the specifics of the integration, completion of this transaction should not disrupt our organization, our operations, or our portfolio. You’ll soon receive an invitation to one of two global employee conference calls today about this announcement, and we’ll also provide more details in the coming weeks. In the meantime, thanks for staying focused on getting the year off to a strong start. We’re hitting the ground running in 2014, and we’re well positioned to outperform our markets and play a leading role in our dynamic industry!

Sincerely,

Matt Shattock

President & CEO

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the words “will,” “expects,” “believes” and words or phrases of similar import. Actual results could differ materially from those projected or forecast in the forward-looking statements. The factors that could cause actual results to differ materially include, without limitation, risks or uncertainties associated with: the satisfaction of the conditions precedent to the consummation of the proposed transaction with Suntory Holdings Limited, including, without limitation, the receipt of stockholder and regulatory approvals; unanticipated difficulties or expenditures relating to the proposed transaction; legal proceedings that may be instituted against Beam and others following announcement of the proposed transaction; disruptions of current plans and operations caused by the announcement and pendency of the proposed transaction; potential difficulties in employee retention as a result of the announcement and pendency of the proposed transaction; the response of customers, distributors, suppliers and competitors to the announcement of the proposed transaction; and other factors described in Beam’s annual report on Form 10-K for the year ended December 31, 2012 filed with the U.S. Securities and Exchange Commission (the “SEC”). Beam assumes no obligation to update the information in this communication, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction. In connection with the proposed transaction, Beam intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A. SECURITY HOLDERS OF BEAM ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING BEAM’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, www.sec.gov, and may obtain documents filed by Beam free of charge from Beam’s website (www.beamglobal.com) under the tab “Investors” and then under the heading “Investor Info – SEC Documents.” In addition, the proxy statement and other documents filed by Beam with the SEC (when available) may be obtained from Beam free of charge by directing a request to Beam Inc., Office of the Secretary, 510 Lake Cook Road, Deerfield, Illinois 60015 or (847) 948-8888.

Participants in Solicitation

Beam and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Beam common stock in respect of the proposed transaction. Security holders may obtain information regarding Beam and its directors and executive officers, including their respective names, affiliations and interests, in Beam’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which was filed with the SEC on February 26, 2013, and its definitive proxy statement for its 2013 annual meeting of stockholders, which was filed with the SEC on March 12, 2013. To the extent holdings of Beam securities have changed since the amounts contained in the definitive proxy statement for the 2013 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the proposed transaction when it becomes available.

SUNTORY HOLDINGS TO ACQUIRE BEAM IN $16 BILLION TRANSACTION

•	Beam Stockholders to Receive $83.50 Per Share in Cash

•	Agreement Represents a Premium of 25% Over the Closing Price on January 10, 2014 and a Multiple of More Than 20 Times Beam’s Latest 12 Months’ EBITDA[1]

•	Creates the World’s #3 Premium Spirits Player with Portfolio of Leading Brands Across Key Spirits Categories, Enhanced Global Reach and Unparalleled Expertise in the Fast-Growing Whisky Category

OSAKA, JAPAN and DEERFIELD, ILLINOIS – JANUARY 13, 2014 – Suntory Holdings Limited and Beam Inc. (NYSE: BEAM) today jointly announced that they have entered into a definitive agreement under which Suntory will acquire all outstanding shares of Beam for US$83.50 per share in cash or total consideration of approximately US$16 billion, including the assumption of Beam’s outstanding net debt. The transaction consideration represents a 25% premium to Beam’s closing price of $66.97 on January 10, 2014; a 24% premium to the volume-weighted average share price over the last three months; and a multiple of more than 20 times Beam’s EBITDA1 for the 12-month period ended September 30, 2013.

The transaction, which has been unanimously approved by each company’s board of directors, is expected to close in the second quarter of 2014, subject to Beam stockholders’ approval, regulatory approvals and other customary closing conditions.

The transaction will create a stronger global player in premium spirits with annual net sales of spirits products exceeding $4.3 billion. Its combined portfolio of leading brands will include Beam’s Jim Beam, Maker’s Mark and Knob Creek bourbons, Teacher’s and Laphroaig Scotch whiskies, Canadian Club whisky, Courvoisier cognac, Sauza tequila, and Pinnacle vodka, and Suntory’s leading Japanese whiskies Yamazaki, Hakushu, Hibiki, and Kakubin, Bowmore Scotch whisky and Midori liqueur. Beam’s President and Chief Executive Officer Matt Shattock and the current Beam management team will continue to lead the business, which will be managed from Beam’s headquarters outside Chicago, Illinois.

Nobutada Saji, President and Chairman of Suntory’s Board, said, “I am delighted that we can announce this agreement with Beam, a company with a portfolio of leading global brands, including Jim Beam and Maker’s Mark, and a strong global distribution network. I believe this combination will create a spirits business with a product portfolio unmatched throughout the world and allow us to achieve further global growth. We are particularly excited about the prospect of working more closely with Beam’s excellent management and employees who will play an integral part in the growth of the business.”

Unparalleled Breadth in the Fast-Growing Whisky Category

“This is a very exciting development that delivers substantial value for our stockholders and creates an even stronger global company with an excellent platform for future growth,” said Matt Shattock, President and Chief Executive Officer of Beam Inc. “Together we will be a global leader in distilled spirits with the #3 position in premium spirits and a dynamic portfolio across key categories. With particular strength in Bourbon, Scotch, Canadian, Irish and Japanese whisky, the combined company will have unparalleled expertise and portfolio breadth in premium whisky, which is driving the fastest growth in Western spirits.

[1]	LTM EBITDA before charges/gains as of September 30, 2013

“Our combined global routes to market will expand our joint distribution footprint, and the powerful innovation capabilities both companies have developed will be a significant advantage,” Shattock continued. “Backed by the expertise and the financial resources of Suntory, the people of Beam look forward to working with the Suntory team to continue outperforming our global market and to building on the proud traditions and deep heritage of our brands across all the major spirits categories.”

On completion of the transaction, Suntory and Beam aim to achieve growth in markets worldwide, including the United States, the world’s largest spirits market2, by leveraging a combined portfolio of strong brands, an expanded distribution network and fully sharing production and quality control know-how.

Suntory and Beam already have a successful business relationship under which Suntory distributes Beam products in Japan and Beam distributes Suntory’s products in Singapore and other Asian markets.

Creating Substantial Value for Beam Stockholders

“The attractive valuation which has been achieved for Beam stockholders is a result of the successful strategy and excellent execution by the worldwide Beam team,” said Beam Chairman David Mackay. “Indeed, Beam will have achieved a total shareholder return of 106%3 since Beam became a standalone spirits company in October of 2011.”

Suntory intends to fund the transaction through a combination of cash at hand and fully committed financing provided by The Bank of Tokyo-Mitsubishi UFJ. Mitsubishi UFJ Morgan Stanley is acting as exclusive financial advisor to Suntory and Cleary Gottlieb Steen & Hamilton LLP is acting as legal advisor. Centerview Partners and Credit Suisse are serving as financial advisors to Beam and Sidley Austin LLP is serving as legal advisor.

About Suntory

Founded in Osaka, Japan in 1899, Suntory Group is Japan’s leading player in alcoholic and non-alcoholic beverages, with sales of $17.6 billion (2012)4. Suntory’s alcoholic beverage business encompasses high-quality brands represented by its flagship single malt whisky “Yamazaki”, “The Premium Malt’s” beer, wine, and ready-to-drink (RTD) brands. In recent years, Suntory Whiskies are becoming increasingly popular among consumers worldwide, as they gain a reputation for quality, supported by success at some of the world’s most renowned spirits competitions. Suntory’s non-alcoholic beverage business is expanding successfully into international markets and was listed on the Tokyo Stock Exchange in 2013 as Suntory Beverage & Food Limited. Suntory has supplemented its organic growth in overseas markets with strategic acquisitions including New Zealand beverage company Frucor Group and French beverage company Orangina Schweppes Group in 2009 as well as the acquisition of GlaxoSmithKline’s Lucozade and Ribena drink brands in 2013. Suntory Group currently operates in Asia, Oceania, Europe, the Americas and Africa, with more than 28,000 employees (as of December 31, 2012). For more information on Suntory, please visit www.suntory.com

About Beam Inc.

As one of the world’s leading premium spirits companies, Beam is Crafting the Spirits that Stir the World. Consumers from all corners of the globe call for the company’s brands, including Jim Beam Bourbon, Maker’s Mark Bourbon, Sauza Tequila, Pinnacle Vodka, Canadian Club Whisky, Courvoisier Cognac, Teacher’s Scotch Whisky, Skinnygirl Cocktails, Cruzan Rum, Hornitos Tequila, Knob Creek Bourbon, Laphroaig Scotch Whisky, Kilbeggan Irish Whiskey, Larios Gin, Whisky DYC and DeKuyper Cordials. Beam is focused on delivering superior performance with its unique combination of scale with agility and a strategy of Creating Famous Brands, Building Winning Markets and Fueling Our Growth. Beam and its 3,400 passionate associates worldwide generated 2012 sales of $2.5 billion (excluding excise taxes), volume of 38 million 9-liter equivalent cases and some of the industry’s fastest growing innovations.

[2]	By Value. Excludes local spirits
[3]	Based on Bloomberg Total Shareholder Return function
[4]	105 yen/USD

Headquartered in Deerfield, Illinois, Beam is traded on the New York Stock Exchange under the ticker symbol BEAM and is included in the S&P 500 Index and the MSCI World Index. For more information on Beam, its brands, and its commitment to social responsibility, please visit www.beamglobal.com and www.drinksmart.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the words “will,” “expects,” “believes” and words or phrases of similar import. Actual results could differ materially from those projected or forecast in the forward-looking statements. The factors that could cause actual results to differ materially include, without limitation, risks or uncertainties associated with: the satisfaction of the conditions precedent to the consummation of the proposed transaction, including, without limitation, the receipt of stockholder and regulatory approvals; unanticipated difficulties or expenditures relating to the proposed transaction; legal proceedings that may be instituted against Beam and others following announcement of the proposed transaction; disruptions of current plans and operations caused by the announcement and pendency of the proposed transaction; potential difficulties in employee retention as a result of the announcement and pendency of the proposed transaction; the response of customers, distributors, suppliers and competitors to the announcement of the proposed transaction; and other factors described in Beam’s annual report on Form 10-K for the year ended December 31, 2012 filed with the U.S. Securities and Exchange Commission (the “SEC”). Suntory and Beam assume no obligation to update the information in this press release, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Beam by Suntory. In connection with the proposed transaction, Beam intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A. SECURITY HOLDERS OF BEAM ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING BEAM’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, www.sec.gov, and may obtain documents filed by Beam free of charge from Beam’s website (www.beamglobal.com) under the tab “Investors” and then under the heading “Investor Info – SEC Documents.” In addition, the proxy statement and other documents filed by Beam with the SEC (when available) may be obtained from Beam free of charge by directing a request to Beam Inc., Office of the Secretary, 510 Lake Cook Road, Deerfield, Illinois 60015 or (847) 948-8888.

Participants in Solicitation

Beam and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Beam common stock in respect of the proposed transaction. Security holders may obtain information regarding Beam and its directors and executive officers, including their respective names, affiliations and interests, in Beam’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which was filed with the SEC on February 26, 2013, and its definitive proxy statement for its 2013 annual meeting of stockholders, which was filed with the SEC on March 12, 2013. To the extent holdings of Beam securities have changed since the amounts contained in the definitive proxy statement for the 2013 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the proposed transaction when it becomes available.

Suntory Contacts:

Suntory: North America/Europe

Sard Verbinnen & Co

Jim Barron/Meghan Gavigan

Tel: +1-212-687-8080

Suntory: Japan/Asia

Suntory Holdings Limited

Public Relations Department

Tel: +81-3-5579-1150 (Japanese)

Ashton Consulting

John Sunley/Brendan Jennings

Tel:+81-3-5425-7220 (English)

Mail: mail@ashton.jp

Beam Contacts: Beam: Clarkson Hine Beam Inc. Tel: +1-847-444-7515 clarkson.hine@beamglobal.com Investor contacts: Tony Diaz Beam Inc. Tel: +1-847-444-7690

Nobutada Gary Saji Chairman of the Board

January 12, 2014

Dear Beam Employees,

I wanted to write to you personally to tell you how excited I am that Beam and Suntory have signed the definitive agreement with unanimous decision of the board of both parties.

As you know, Suntory has had a strong relationship with Beam for many years and I firmly believe our two companies are ideal partners for each other. We share a deep respect for tradition, innovation, and craftsmanship and, together, we will create a stronger global player in premium spirits with expanded geographic reach and a product portfolio unmatched throughout the world. Our goal is to enhance our prospects for future growth, delight our customers and create opportunities for the employees of both Beam and Suntory.

At Suntory we have always had tremendous respect for everything you have done to build Beam into what it is today. Mr. Matt Shattock and the Beam management team will continue to lead the business, and our policy is to pursue a highly decentralized approach with respect to operations and management. While we have yet to work out a number of details regarding the future business, I want to assure you we have no desire to reduce the scale of Beam’s existing platform—in fact we aim to grow it.

This is a historic moment for Suntory and Beam, and I am excited by the possibilities of what we can accomplish together. We look forward to joining forces and achieving further global growth well into the future.

Sincerely yours,

Nobutada Gary Saji

Suntory Holdings Limited

2-3-3 Daiba, Minato-ku. Tokyo 135-8631. Japan

Tel: +81-3-5579-1010 Fax: +81-3-5579-1077

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this communication may constitute “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the words “will,” “expects,” “believes” and words or phrases of similar import. Actual results could differ materially from those projected or forecast in the forward-looking statements. The factors that could cause actual results to differ materially include, without limitation, risks or uncertainties associated with: the satisfaction of the conditions precedent to the consummation of the proposed transaction, including, without limitation, the receipt of stockholder and regulatory approvals; unanticipated difficulties or expenditures relating to the proposed transaction; legal proceedings that may be instituted against Beam and others following announcement of the proposed transaction; disruptions of current plans and operations caused by the announcement and pendency of the proposed transaction; potential difficulties in employee retention as a result of the announcement and pendency of the proposed transaction; the response of customers, distributors, suppliers and competitors to the announcement of the proposed transaction; and other factors described in Beam’s annual report on Form 10-K for the year ended December 31, 2012 filed with the U.S. Securities and Exchange Commission (the “SEC”). Suntory and Beam assume no obligation to update the information in this communication, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Beam by Suntory. In connection with the proposed transaction, Beam intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A. SECURITY HOLDERS OF BEAM ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING BEAM’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, www.sec.gov, and may obtain documents filed by Beam free of charge from Beam’s website (www.beamglobal.com) under the tab “Investors” and then under the heading “Investor Info – SEC Documents.” In addition, the proxy statement and other documents filed by Beam with the SEC (when available) may be obtained from Beam free of charge by directing a request to Beam Inc., Office of the Secretary, 510 Lake Cook Road, Deerfield, Illinois 60015 or (847) 948-8888.

PARTICIPANTS IN SOLICITATION

Beam and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Beam common stock in respect of the proposed transaction. Security holders may obtain information regarding Beam and its directors and executive officers, including their respective names, affiliations and interests, in Beam’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which was filed with the SEC on February 26, 2013, and its definitive proxy statement for its 2013 annual meeting of stockholders, which was filed with the SEC on March 12, 2013. To the extent holdings of Beam securities have changed since the amounts contained in the definitive proxy statement for the 2013 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the proposed transaction when it becomes available.

SunTORY

About Suntory

Founded in 1899, Suntory Group is Japan’s leading player in alcoholic and non-alcoholic beverages, with sales of $17.6 billion (2012).

Suntory’s alcoholic beverage business encompasses high-quality brands represented by its flagship single malt whisky “Yamazaki,” “The Premium Malt’s” beer, wine and ready-to-drink (RTDs) brands. Its non-alcoholic beverage business is expanding successfully into international markets and was listed on the Tokyo Stock Exchange in July 2013 as Suntory Beverage & Food Limited. In recent years Suntory has supplemented its organic growth in overseas markets with strategic acquisitions, including New Zealand beverage company Frucor Group and French beverage company Orangina Schweppes Group in 2009, as well as the acquisition of GlaxoSmithKline’s Lucozade and Ribena drink brands in 2013.

Suntory Group currently operates in Asia, Oceania, Europe, the Americas and Africa.

Nobutada Saji

Chairman of the Board

Head Office

Osaka, Japan

Foundation of Business

1899

Total Employees*

28,767 (Suntory Group)

*as of December 31, 2012

Outline of Suntory Group

SPIRITS & BEER

Production and sales of spirits, ready-to-drink and beer products

SUNTORY GROUP NON-ALCOHOLIC BEVERAGES AND FOOD

Production and sales of non-alcoholic beverages including coffee, mineral water, carbonated drinks, health drinks and health foods

OTHER BUSINESSES

Production and sales of wine, flowers, food services, -etc.

Consolidated Sales/Operating Profit

Unit: billion USD

22 1.4

20

1.2

18

16 1

Sales 14

12 0.8 Profit

10

0.6

Consolidated 8 Operating

6 0.4

4

0.2

2

0 0

2008 2009 2010 2011 2012 2013E*

International Sales Japan Sales Operating Profit

*does not include Lucozade and Ribena

Sales by Business Segment – FY 2012

$1=105 Yen

Other Businesses

17%

Consolidated

Sales Non-alcoholic

$17.6 53% Beverages and

billion Food

30%

Spirits & Beer

Alcoholic Beverages Business

A Leading Player in Japanese Alcoholic Beverages Industry

Suntory is a leading player in the Japanese alcoholic beverages industry where it holds the No.1 market share in whisky1 and the No.3 position in beer2 with a notably higher presence in the premium category.

Suntory is also a leading importer of global spirits brands to Japan where it distributes the brands of Beam, Pernod Ricard, William Grant & Sons, Campari, and other partners.

Pioneer of Japanese Whisky

Since the construction of Japan’s first whisky distillery in 1923 (The Yamazaki Distillery), Suntory has always sought to produce world-class whisky. Today, Suntory is the No.1 whisky distiller in Japan, known for its flagship single malt whisky “Yamazaki,” “Hakushu,” and the blended whiskies “Hibiki” and “Kakubin.” In recent years, Suntory Whiskies are becoming increasing popular among consumers worldwide, as they gain a reputation for quality, supported by success at some of the world’s most renowned spirits competitions.

Passion for Innovation

Suntory has long been a company with a strong passion for innovation. The company has a state-of-the-art product development center near Tokyo where it develops a variety of spirits and ready-to-drink products. Past innovations include the world’s first3 non-alcoholic, non-carbohydrate, zero-calorie4 beer-flavored beverage, “All-Free,” and the ready-to- drink product series, “-196°C,” which utilizes a unique extra-low temperature technology in the production process. Suntory continues to deliver multiple innovations across the category every year.

International Footprint

In addition to the increasing exports of Suntory Whiskies, Suntory also owns several successful international operations and brands including Morrison Bowmore Distillers (UK), known for its Bowmore single malt whisky; Melon Liqueur Midori; Chateau Lagrange (Bordeaux, France); and the Australian distribution company Suntory (Aust). Today the company has a presence in more than 50 countries around the world.

1. Suntory’s estimate based on shipping volumes taxable by the National Tax Agency

2. Based on shipping volumes taxable by the National Tax Agency

3. In the beer-flavored beverages category, according to a survey performed by Suntory

4. In accordance with nutrition labeling standards

The Yamazaki Distillery

ISC* 2012 Trophy winning brands,

Yamazaki 18 Years Old Hakushu 25 Years Old

* International Spirits Challenge

Suntory Products Development Center

Bowmore Distillery (UK)